POWER OF ATTORNEY

The undersigned hereby authorizes and designates each of Reginald D. Hedgebeth, Anna

Jones and Sam A. Mazzu III (the "Attorneys") as his fully authorized attorney for the purpose of signing and filing on behalf of the undersigned all forms which are permitted or required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Forms") concerning the undersigned's interest in securities of Marathon Oil Corporation ("MOC") and/or the undersigned's status with respect to MOC. The Forms shall include, but are not limited to, Form IDs and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC, and Forms 3, 4 and 5.

This Power of Attorney authorizes each of the Attorneys to sign and file the Forms on behalf of the undersigned from the date hereof until the undersigned is no longer required to file

Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by MOC, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys. This Power of Attorney is automatically revoked with respect to each

Attorney individually upon cessation of such Attorney's employment with MOC.

Dated: May 30, 2018

/s/ Thomas Mitchell Little